       As filed with the Securities and Exchange Commission on November 26, 1996


                                                    Registration No. 333-09813
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                             Form S-8/A -- Amendment No. 1
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                            CALIFORNIA INDEPENDENT BANCORP
--------------------------------------------------------------------------------

                  (Exact name of issuer as specified in its charter)

              CALIFORNIA                         68-0349947
--------------------------------------------------------------------------------
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
incorporation or organization)

       1005 STAFFORD WAY, YUBA CITY, CALIFORNIA                   95991
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)               (Zip Code)

                            CALIFORNIA INDEPENDENT BANCORP
                     1989 AMENDED AND RESTATED STOCK OPTION PLAN
                     -------------------------------------------
                               (Full title of the plan)

                                  Annette Bertolini
                                Senior Vice President
                            California Independent Bancorp
                                  1005 Stafford Way
                             YUBA CITY, CALIFORNIA 95991
                     --------------------------------------
                       (Name and address of agent for service)

                                    (916) 674-4444
--------------------------------------------------------------------------------

             (Telephone number, including area code of agent for service)

         The Commission is requested to send copies of all communications to:
                                 David J. Block, Esq.
                Leland, Parachini, Steinberg, Flinn, Matzger & Melnick
                            333 Market Street, 27th Floor
                           San Francisco, California 94105
                              Telephone:  (415) 957-1800

                           CALCULATION OF REGISTRATION FEE



TITLE OF SECURITIES   AMOUNT TO BE   PROPOSED MAXIMUM   PROPOSED MAXIMUM
TO BE REGISTERED      REGISTERED(3)   OFFERING PRICE       AGGREGATE           AMOUNT OF
----------------      ------------     PER SHARE(4)     OFFERING PRICE(2)   REGISTRATION FEE
                                     -----------------  ----------------    ----------------
--------------------------------------------------------------------------------------------
Common Stock,
no par value            334,046          $22.50             $7,516,035          $2,591.74
--------------------------------------------------------------------------------------------




--------------------------------

(3) The number of shares to be registered is subject to further increase pursuant to the adjustment provisions of the 1989 Amended and Restated Stock Option Plan.

(4) Computed pursuant to Rule 457(h) based upon the average of the high and low bid andasked prices on August 5, 1996.

                             TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----

GENERAL PLAN INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . 1
    Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    Amendments and Termination . . . . . . . . . . . . . . . . . . . . . 2

SECURITIES TO BE OFFERED . . . . . . . . . . . . . . . . . . . . . . . . 2
    Adjustment of and Changes in the Shares. . . . . . . . . . . . . . . 3

PARTICIPANTS IN THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . 3

PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT
    FOR SECURITIES OFFERED . . . . . . . . . . . . . . . . . . . . . . . 4
    In General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    Termination of Employment, or Status as a Director or Officer. . . . 5
    Death or Disability of Optionee. . . . . . . . . . . . . . . . . . . 5

RESTRICTIONS ON RESALE . . . . . . . . . . . . . . . . . . . . . . . . . 5

TAX EFFECTS OF PLAN PARTICIPATION. . . . . . . . . . . . . . . . . . . . 6
    Nonstatutory Stock Options . . . . . . . . . . . . . . . . . . . . . 6
    Incentive Stock Options. . . . . . . . . . . . . . . . . . . . . . . 7

ASSIGNMENT OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . 8

REGISTRATION INFORMATION AND ANNUAL PLAN INFORMATION . . . . . . . . . . 8

PROSPECTUS
----------

                            CALIFORNIA INDEPENDENT BANCORP
                                  1005 STAFFORD WAY
                             YUBA CITY, CALIFORNIA 95991
                                    (916) 674-4444

                          ----------------------------------

                                     COMMON STOCK
                                    (NO PAR VALUE)

                     1989 AMENDED AND RESTATED STOCK OPTION PLAN
                      --------------------------------------------

    This Prospectus relates to 334,046 shares of no par value Common Stock of California Independent Bancorp (the "Company") issuable upon the exercise of options under the 1989 Amended and Restated Stock Option Plan of the Company (the "Plan") to eligible directors, employees and officers of the Company and Affiliates (1) of the Company.

    Except for shares owned by directors and officers of the Company and any other persons who become "affiliates"(2) of the Company by virtue of the number of shares owned, the shares will be freely transferable immediately upon issuance and will not be subject to any specific transfer restrictions. Directors and officers of the Company and other affiliates may offer and sell securities purchased under the Plan only in transactions registered or exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"). This Prospectus does not meet the 1933 Act registration requirements for resales of shares acquired under the Plan by affiliates of the Company; accordingly, this Prospectus cannot be used for the resale of shares acquired through the Plan by those persons.

                         ------------------------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------


(1) The capitalized term "Affiliate" has the specific meaning set forth in the Plan. See "DESCRIPTION OF THE PLAN -- Purpose".

(2) Where "Affiliate" is not capitalized, the term has the meaning set forth in the rules and regulations promulgated under the Securities Act of 1933, as amended.

           The date of this Prospectus is November 26, 1996.

                               GENERAL PLAN INFORMATION



INTRODUCTION

    The Company is offering for sale up to 334,046 shares of its no par value common stock (the "Common Stock") in accordance with the terms and conditions of the Company's 1989 Amended and Restated Stock Option Plan (the "Plan"). Participants may obtain additional information about the Plan and its administration by contacting the Company at 1005 Stafford Way, Yuba City, California 95991. Telephone: (916) 674-4444.

    The Plan was originally the Feather River State Bank ("Bank") 1989 Stock Option Plan (the "Original Plan"). Due to a reorganization, the Bank is now an Affiliate of the Company. Pursuant to Section 6 of the Original Plan, in the event of a reorganization, the Board of Directors of the Company (the "Board of Directors") is authorized to substitute the number and kind of shares of stock of the Bank for the number and kind of shares of stock of the Company. Accordingly, by resolution of the Board of Directors duly adopted on June 13, 1995, the outstanding options and shares available for grant pursuant to the Original Plan were exchanged on a one-for-one basis for outstanding options and shares available for grant pursuant to the Plan. The Plan will expire on June 14, 1999, or ten years from the approval of the Original Plan by the Board of Directors of Feather River State Bank, unless terminated earlier by the Board of Directors or a committee of the Board of Directors appointed to administer the Plan.

    The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

PURPOSE

    The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of Common Stock of the Company by those directors, officers and employees of the Company and its Affiliates who share in the responsibility for the Company's future growth and success. The word "Affiliate" as used in the Plan means any bank or corporation in an unbroken chain of banks or corporations beginning or ending with the Company, if at the time of granting of an option, each such bank or corporation other than the last in that chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other banks or corporations in the chain.

ADMINISTRATION

    The Plan provides for administration by a committee of the Board of Directors (the "Committee"), composed of not less than two (2) directors. Each member of the

Committee must qualify as a "disinterested person," as defined in the regulations of the Securities and Exchange Commission ("SEC") promulgated under
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All of the directors qualify as "disinterested persons" under SEC regulation 16b-3 and, accordingly, are eligible to serve as members of the Committee. The Board of Directors has appointed William H. Gilbert, David A. Offutt, and William K. Retzer as members of the Committee. The Committee has the power to make all determinations necessary or advisable for the administration of the Plan including, but not limited to, determining which persons meet the requirements for selection as participants within the framework of the Plan and establishing the terms and conditions of options granted. The members of the Committee serve at the pleasure of the Board of Directors.

AMENDMENTS AND TERMINATION

    The Board of Directors has complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors will not, without the approval of the shareholders of the Company: (i) materially increase the benefits accruing to participants under the Plan; (ii) increase the number of securities which may be issued under the Plan; or (iii) modify the requirements as to eligibility for participation in the Plan. In addition, the provisions of the Plan governing the terms and conditions on which options may be granted may not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Except as provided in the section on "Adjustment of and Changes in the Shares" herein, no termination, modification or amendment may adversely affect any option previously granted under the Plan without the consent of the optionee.

                               SECURITIES TO BE OFFERED

    The Board of Directors has approved the reservation of 334,046 of the authorized but unissued shares of Common Stock of the Company for issuance under the Plan. The Articles of Incorporation of the Company authorize Twenty Million (20,000,000) shares of Common Stock, of which 1,451,278 shares were issued and outstanding on June 14, 1996.

    In addition, as is discussed in detail below, the shares reserved for issuance under the Plan may also be adjusted to reflect other events affecting the outstanding shares of Common Stock, such as a stock split or a change in or exchange of the shares of stock or other securities of the Company, whether by reason of reorganization, merger, reclassification of shares or otherwise.

ADJUSTMENT OF AND CHANGES IN THE SHARES

    The Plan provides for adjustment in the number of shares of Common Stock authorized under the Plan or covered by options granted to an optionee to protect against dilution in the event of certain changes in the Company's capitalization, such as a stock split or dividend.

    In the event of sale, dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving or resulting corporation, the Committee shall have the power to cause the immediate termination of every option outstanding under the Plan prior to the consummation of such proposed action. In the event of a merger or consolidation in which the Company is not the surviving or resulting corporation (other than a merger or consolidation solely for the purpose of charter migration), every option outstanding under the Plan shall be assumed on its terms and conditions, both as to the number of shares and otherwise, by the surviving or resulting corporation or a parent or subsidiary of the surviving or resulting corporation; provided, however that if the surviving or resulting corporation does not provide for such assumption or substitution of equivalent options, the optionee shall have the right immediately prior to such merger or consolidation to notification thereof as soon as practicable and, thereafter, to exercise the optionee's option to purchase the shares subject thereto to the extent of any vested and unexercised portion of the option. This right of exercise is conditioned upon the execution of a final plan of dissolution or liquidation or a definitive agreement of merger or consolidation.

    The grant of an option pursuant to the Plan will not, however, affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                               PARTICIPANTS IN THE PLAN

    Options may be granted pursuant to the Plan to full-time employees and officers of the Company and its Affiliates and to non-employee directors of the Company. Incentive stock options may only be granted to full-time salaried employees of the Company and its Affiliates. The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee during a calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000. Any option not qualifying hereunder will be a nonstatutory stock option.

    Non-employee directors of the Company shall be granted options pursuant to a formula in the Plan based, in material part, upon the number of remaining options available and non-employee directors; attendance at Board of Directors and committee meetings; and the total number of shares available to all non-employee directors in accordance with the terms of the Plan. Shares not granted pursuant to the formula detailed in the Plan shall be allocated evenly among the eligible non-employee directors. The grant of shares in any calendar year for service as a non-employee director in the previous calendar year shall be defined as an "Annual Grant."


               PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT
                                FOR SECURITIES OFFERED

IN GENERAL

    Each optionee will enter into a stock option agreement with the Company, which agreement will state the number and purchase price of the shares subject to the option.

    No option may be exercised by any optionee unless and until the optionee has served continuously as a director or full-time officer or employee for a period of six (6) months from the date of grant or Annual Grant date of such option (the "Vesting Period"), except as otherwise provided below. See "Termination of Employment, or Status as a Director or Officer," "Death or Disability of Optionee" and "Adjustment of and Changes in the Shares," herein. Upon the expiration of six (6) months from the Annual Grant date, each Annual Grant shall be immediately exercisable in full if the non-employee director has at least five (5) years of continuous service with the Company and its affiliates. Annual Grants to non-employee directors with less than five (5) years service and all other options granted pursuant to the Plan shall vest in such manner as determined by resolution of the Stock Option Committee at the rate of at least twenty percent (20%) per year up to but not exceeding five (5) years from the date the option is granted; provided, however, that the Committee may, in its sole discretion, accelerate the time of exercise of any option. If an incentive stock option is granted to an optionee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and its affiliates, such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted. Each option may be exercised for a period not exceeding ten (10) years from the date of grant or Annual Grant date subject to the vesting provisions herein and to a determination of the Committee that an option may expire in such lesser period of time as they may determine in their sole discretion.

    The purchase price under each option will be not less than 100% of the fair market value of the shares of Common Stock subject thereto on the date said option is granted and must be paid in full at the time the option is exercised by cash, certified check, official bank check, or the equivalent thereof; or by shares of Common Stock with a fair market value as of the date of exercise equal to the purchase price; or by shares of Common Stock with a fair market value as of the date of exercise less than the full amount of the purchase price plus cash, certified check, official bank check or the equivalent thereof equal to the remaining amount of the purchase price. If, however, an optionee who has been granted an incentive stock option owns stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and its affiliates, the option price of any option granted to the optionee may not be less than one hundred ten percent (110%) of the fair market value of the shares of Common Stock subject thereto on the date the option is granted. The fair market value of the shares of Common Stock subject to options may be determined by the Committee using any reasonable valuation method.

TERMINATION OF EMPLOYMENT, OR STATUS AS A DIRECTOR OR OFFICER

    If an optionee ceases to be an employee, director or officer of the Company for any reason other than his or her death or disability or cause, the optionee's right to exercise options to the extent such options were exercisable by the optionee on the date of such termination will terminate within three (3) months and one (1) day following such termination, provided the date of exercise is in no event after the expiration of the term of the option.

    If any optionee is removed for cause as defined in the Plan his or her right to exercise any option previously granted pursuant to the Plan will cease immediately.

DEATH OR DISABILITY OF OPTIONEE

    If an optionee's employment or status as an officer or director is terminated by death or disability, such optionee or such optionee's qualified representative (in the event of mental disability) or the optionee's estate (in the event of death) may exercise any option to the extent the optionee was entitled to exercise such option on the date of the optionee's death or disability within twelve (12) months following the date of such death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option.

                                RESTRICTIONS ON RESALE

    Shares owned by the directors and certain officers of the Company and its subsidiaries, as affiliates of the Company, are subject to restrictions on transfer and resale. Directors, certain officers and other affiliates of the Company may offer and sell securities purchased under the Plan only in transactions registered under or exempt from the registration requirements of the 1993 Act.

    The Common Stock of the Company is registered under the 1934 Act. Accordingly, every officer, director and beneficial owner of more than ten percent (10%) of the Common Stock of the Company is subject to the short-swing profit recovery provisions of Section 16(b) of the 1934 Act. Generally, Section 16(b) provides that the Company may recover any profit realized by any of these persons resulting from any purchase and sale (or sale and purchase) of the Common Stock of the Company if the transactions occur within a period of less than six (6) months of one another.

    Directors and officers are cautioned to consult with counsel regarding their status as affiliates and the application of Section 16(b) to any grant or exercise of an option and any sales of shares of Common Stock of the Company within a period of less than six (6) months before or after any such exercise or grant.


                          TAX EFFECTS OF PLAN PARTICIPATION

    The following summary is intended only as a general discussion and should not be relied upon by an optionee to determine the tax consequences of the grant or exercise of any option or the sale of shares acquired after exercise. The federal tax consequences of stock options are complex and subject to change. In addition, an optionee's particular situation may be such that some variation of the general rule is applicable. PARTICIPANTS IN THE PLAN ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS BEFORE EXERCISING OPTIONS OR SELLING SHARES ACQUIRED BY EXERCISING OPTIONS.

NONSTATUTORY STOCK OPTIONS

    An optionee who is granted a nonstatutory option in connection with the performance of services generally realizes no ordinary income at the time of grant. In most cases, the optionee will realize compensation income and consequently be subject to federal income tax at the time the optionee exercises the option with a cash payment. The optionee must include as ordinary income the excess, if any, of the fair market value of the stock received over the exercise price.

    A significant exception exists, however, concerning the time as of which an optionee realizes ordinary income resulting from the exercise of a nonstatutory option. An optionee will not realize income upon the exercise of the option and receipt of stock if the stock is not transferable and is subject to a substantial risk of forfeiture. The optionee will realize income at the moment either restriction lapses, however. Moreover, for purposes of determining whether any gain realized upon subsequent sale of the stock will be treated as long-term or short-term capital gain, the holding period will not begin to run until the date on which the optionee realizes income attributable to the exercise of the option. As the amounts included in income are deemed to be supplementary compensation, the Company must withhold tax with respect to this income, and will forfeit its deduction if it does not withhold.

    The basis for determining gain or loss on the sale of stock received through the exercise of a nonstatutory option is the amount paid for the stock plus the amount included in income on the exercise of the option.

    Where payment of the option price at exercise is made in whole or in part through the delivery of shares of stock already owned by the optionee ("Owned Shares"), further tax considerations apply. Gain or loss will not be recognized for tax purposes upon disposition of Owned Shares delivered in payment of the option price. A number of shares received on exercise equal to the number delivered ("Exchange Shares") will have the same basis and holding period as the Owned Shares. Whether the Internal Revenue Service will allow such nontaxable treatment where the nonstatutory option is exercised with Owned Shares which were acquired pursuant to the exercise of an incentive stock option is uncertain. The fair market value of the remaining shares received on exercise ("Additional Shares") is compensation for services and ordinarily is includable in the gross income of the optionee in the year of exercise. The holding period for determining capital gain or loss for such Additional Shares generally begins the day after the exercise date.

INCENTIVE STOCK OPTIONS

    An optionee who is granted an incentive stock option realizes no ordinary income either at the time of the grant or at the time of exercise of the option, provided that the optionee is an employee of the Company or its Affiliates at the time of the grant of the option and is in the employ of the Company or its Affiliates for at least three (3) months prior to the time of exercise of the option. An optionee will recognize income at the time of sale of the stock acquired by means of the exercise of an incentive stock option based upon the spread between the option price and the amount realized upon the sale of stock.

    In order to qualify for capital gains treatment upon disposition of stock following exercise of an incentive stock option, the optionee may not dispose of the stock for at least two (2) years from the date the option was granted and must hold the stock itself for at least one year after the exercise of the option. If these holding periods are not met it is considered to be a "disqualifying disposition" and the optionee must pay tax at the ordinary income based upon the spread between the option price and the fair market value of the stock at the time of exercise in the year of the disqualifying disposition.

    Where payment of the option price at exercise is made in whole or in part through Owned Shares, further tax considerations apply. Gain or loss will not be recognized for tax purposes upon disposition of Owned Shares delivered in payment of the option price. Exchange Shares will have the same basis and holding period as the Owned Shares. The fair market value of the Additional Shares is compensation for services and ordinarily is includable in the gross income of the optionee in the year of exercise. The holding period for determining capital gain or loss for such Additional Shares generally begins the day after the exercise date.

                                ASSIGNMENT OF INTEREST

    No option is transferable by the optionee otherwise than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA.

                 REGISTRATION INFORMATION AND ANNUAL PLAN INFORMATION

    Upon the written or oral request of anyone to whom this Prospectus is delivered, the Company will provide without charge a copy of its latest annual report to shareholders (which includes audited consolidated financial statements) and any and all of the information that has been incorporated by reference into the Registration Statement filed with the Securities and Exchange Commission, of which this Prospectus is part, under the 1933 Act, as amended, with respect to the Common Stock offered hereby (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates).

    Additional updating information with respect to the securities covered in this Prospectus may be provided in the future by means of appendices which the Company will deliver or cause to be delivered to each employee, director or officer who participates in or is selected to participate in the Plan. When updated information is so furnished, documents previously delivered to participants may not be redelivered, but upon the oral or written request of any participant, the Company will provide without charge to any participant a copy of all documents that then constitute the Plan Prospectus.

    Upon the written or oral request of any participant in the Plan to whom this Prospectus is delivered, the Company will provide without charge a copy of any of the following materials: (i) the Bank's or Company's latest Annual Report to Shareholders, as applicable; (ii) the Bank's or Company's latest Annual Report on Form 10-K, as applicable; (iii) the latest prospectus filed by the Company pursuant to Rule 424(b) under the 1933 Act that contains audited financial statements for the Bank's or Company's latest fiscal year for which such statements have been filed; or (iv) any effective Exchange Act registration statement on Form 10 containing audited financial statements for the Bank's or Company's latest fiscal year.

    The Company will deliver or cause to be delivered to all Plan participants who do not otherwise receive such material or who orally or in writing request such material, copies of all reports, proxy statements and other communications distributed to the shareholders of the Company generally.

    All such requests should be directed to the Company at its offices at 1005 Stafford Way, Yuba City, California 95991, Attention: Annette Bertolini, Corporate Secretary. Telephone: (916) 674-4444.


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

    The following documents are incorporated herein by reference. In addition, all documents subsequently filed by the Company pursuant to Sections 13, 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

    1.1 Description of the Company's Common Stock and other securities contained in the Company's Amendment No. 2 to Registration Statement on Form 10, filed with the Securities and Exchange Commission on April 13, 1996, pursuant to Section 12(g) of the Exchange Act.

    1.2 California Independent Bancorp Form 10-K for the fiscal year ended December 31, 1995.

    1.3 California Independent Bancorp Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.


    1.4 Current Report on Form 8-K dated June 18, 1996, July 30, 1996 and October 10, 1996.

Item 4.  Description of Securities.

    The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    Insert any provisions of Articles or Bylaws regarding indemnification.

    The Company shall indemnify its "Agents," as defined in Section 317 of the California Corporations Code, to the full extent permitted by Section 317, as amended from time to time, or as permitted by any successor statute to Section 317, and by the Company's Articles of Incorporation.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

         4. California Independent Bancorp 1989 Amended and Restated Stock Option Plan and form of Nonstatutory and Incentive Stock Option Agreements.

         5. Opinion of Leland, Parachini, Steinberg, Flinn, Matzger & Melnick as to the validity of securities being registered.

         15.  Not applicable.

         23.1 Consent of Leland, Parachini, Steinberg, Flinn, Matzger & Melnick is contained in that firm's opinion as Exhibit 5 to this Registration Statement.

         23.2 Consent of Arthur Andersen LLP.

         24.  Power of Attorney.

         99.  Not applicable.

Item 9.  UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yuba City, State of California, on November 25, 1996.

                                       CALIFORNIA INDEPENDENT BANCORP



                                       By:  S/ROBERT J. MULDER
                                         ---------------------
                                            Robert J. Mulder
                                            President and Chief
                                            Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


* /s/ Robert J. Mulder                                       November 25, 1996
--------------------------------------------------
ANNETTE BERTOLINI
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

* /s/ Robert J. Mulder                                       November 25, 1996
--------------------------------------------------
HAROLD M. EASTRIDGE
Director



* /s/ Robert J. Mulder                                       November 25, 1996
--------------------------------------------------
WILLIAM H. GILBERT
Director



* /s/ Robert J. Mulder                                       November 25, 1996
--------------------------------------------------
DALE L. GREEN
Director



* /s/ Robert J. Mulder                                       November 25, 1996
--------------------------------------------------
LAWRENCE G. HARRIS
Director

* /s/ Robert J. Mulder                                       November 25, 1996
--------------------------------------------------
ROBERT J. MULDER
President, Chief Executive Officer and Director


* /s/ Robert J. Mulder                                       November 25, 1996
--------------------------------------------------
DAVID A. OFFUTT
Director



* /s/ Robert J. Mulder                                       November 25, 1996
--------------------------------------------------
WILLIAM K. RETZER
Director



* /s/ Robert J. Mulder                                       November 25, 1996
--------------------------------------------------
ROSS D. SCOTT
Director


* /s/ Robert J. Mulder                                       November 25, 1996
--------------------------------------------------
LOUIS F. TARKE
Director



* /s/ Robert J. Mulder                                       November 25, 1996
--------------------------------------------------
MICHAEL C. WHEELER
Director



* Pursuant to Power of Attorney

                                       EXHIBITS

                                    EXHIBIT INDEX


EXHIBIT NO.    EXHIBIT
-----------    -------

     4         California Independent Bancorp 1989
               Amended and Restated Stock Option Plan and form of Nonstatutory and Incentive Stock
               Option Agreements.

     5         Opinion of Leland, Parachini, Steinberg,
               Flinn, Matzger & Melnick as to the
               validity of securities being registered.

    23.1       Consent of Leland, Parachini, Steinberg,
               Flinn, Matzger & Melnick is contained in
               that firm's opinion as Exhibit 5 to this
               Registration Statement.                           *

    23.2       Consent of Arthur Andersen LLP,
               independent public accountants for
               California Independent Bancorp

    25         Power of Attorney is contained in the
               Signatures pages.





-------------------------

*   Not applicable


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